UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2009 (October 6, 2009)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 6, 2009, Protective Life Corporation (“Protective”) entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I(a) thereto (the “Underwriters”), for the issuance and sale by Protective of $700,000,000 in aggregate principal amount of Protective’s senior notes, consisting of $400,000,000 principal amount of 7.375% senior notes due 2019 (the “2019 Notes”) and $300,000,000 principal amount of 8.450% senior notes due 2039 (the “2039 Notes” and, together with the 2019 Notes, the “Notes”).  The closing of the transactions provided for under the Purchase Agreement occurred on October 9, 2009.  The Notes have been issued under an Indenture dated June 1, 1994 (as supplemented, the “Senior Indenture”), between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 12, dated as of October 9, 2009, with respect to the 2019 Notes (“Supplemental Indenture No. 12”) and Supplemental Indenture No. 13, dated as of October 9, 2009, with respect to the 2039 Notes (“Supplemental Indenture No. 13”).  Copies of the Purchase Agreement, Supplemental Indenture No. 12 and Supplemental Indenture No. 13 are attached hereto as Exhibits 1.1, 4.1 and 4.3, respectively.

The Notes were offered and sold pursuant to Protective’s shelf registration statement on Form S-3 (File No. 333-151976, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 26, 2008, and a related Prospectus Supplement dated October 6, 2009, which was filed with the SEC on October 7, 2009.

The net proceeds from the offering of the Notes are approximately $694,028,000, after giving effect to the underwriting discount and estimated expenses of the offering.  Protective expects to use all of the net proceeds from the offering of the Notes, together with approximately $5,527,000 in additional borrowings from its revolving credit facility, to purchase $700 million in aggregate principal amount of newly-issued surplus notes of one of its indirect wholly-owned subsidiaries, Golden Gate Captive Insurance Company (“Golden Gate”).  Golden Gate reinsures certain policy liabilities of Protective’s existing insurance affiliates, primarily related to statutory reserves on level premium term life products.  Protective intends that the newly issued surplus notes of Golden Gate will bear an annual interest rate that will generate payments to Protective equal to Protective’s aggregate annual interest payments on the Notes.  Such interest will be payable monthly, and the stated maturity will be August 15, 2037.  Golden Gate intends to use a portion of the proceeds from the sale of the surplus notes to Protective to repurchase at a discount $800 million in aggregate principal amount of its outstanding floating rate surplus notes that are held by third parties.  The outstanding floating rate surplus notes to be repurchased by Golden Gate currently accrue interest at the rate of LIBOR plus 375 basis points (increasing to LIBOR plus 425 basis points on March 26, 2010) and mature on August 15, 2037. It is expected that the repurchased surplus notes will be cancelled once acquired by Golden Gate.

The Purchase Agreement with the Underwriters includes customary representations, warranties and covenants by Protective. It also provides for customary indemnification by each of Protective and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes.

Certain of the Underwriters and their respective affiliates have provided, are providing, and may in the future provide distribution of products of Protective’s affiliates and commercial banking, investment banking and financial advisory services to Protective and its affiliates for which they have in the past received, and may in the future receive, customary fees or other compensation.  In particular, Protective and its affiliates have the following relationships (other than in respect of the Purchase Agreement) with the Underwriters and their respective affiliates:

On April 16, 2008, Protective and its subsidiary, Protective Life Insurance Company (“Protective Life”), entered into a Second Amended and Restated Credit Agreement with the several lenders from time to time party thereto, and Regions Bank, as Administrative Agent, Regions Capital Markets, as Co-Lead Arranger and Sole Bookrunner, Wachovia Capital Markets, LLC, as Co-Lead Arranger and Syndication Agent, and Bank of America, N.A. and Barclays Bank PLC, as Co-Documentation Agents, to increase the lending commitment to a maximum principal amount of $500 million (the “Credit Facility”).  Protective and Protective Life have the right in certain circumstances to request that the commitment under the Credit Facility be increased up to a maximum principal amount of $600 million.

Regions Financial Corporation, Regions Bank and Regions Capital Markets are affiliates of Morgan Keegan & Company, Inc., which is a co-manager in the offering of the Notes.  Regions Bank is one of the lenders with respect to Protective’s Credit Facility and also provides cash management services for Protective.  The chairman, president and chief executive officer of Regions Financial Corporation, the parent corporation of Regions Bank and Regions Capital Markets, is a director of Protective and is the chairman of Protective’s Compensation and Management Succession Committee.

Wachovia Bank N.A. and Wells Fargo Bank, N.A. are lenders with respect to the Credit Facility and provide cash management services for Protective.  Protective Life and Wachovia Development Corporation are parties to an Amended and Restated Investment and Participation Agreement, and Protective is a party to a guaranty in favor of Wachovia Development Corporation with respect to certain real property leased by Protective Life.  Wachovia Bank N.A., Wells Fargo Bank, N.A., Wachovia Capital Markets, LLC and Wachovia Development Corporation are affiliates of Wells Fargo Securities, LLC, which is a joint book-running manager in the offering of the Notes.

U.S. Bank National Association is one of the lenders with respect to the Credit Facility.  U.S. Bank National Association is an affiliate of U.S. Bancorp Investments, Inc., which is a co-manager in the offering of the Notes.  Bank of America, N.A. is one of the lenders with respect to the Credit Facility.  Bank of America, N.A. is an affiliate of Banc of America Securities LLC, which is a joint book-runner in the offering of the Notes.

Barclays Bank PLC is one of the lenders with respect to the Credit Facility, and Long Island International Limited holds $450 million of floating rate surplus notes of Golden Gate, which Golden Gate intends to repurchase from the proceeds of its sale of newly issued surplus notes to Protective, as described above.  Based on a Schedule 13G filed with the SEC on February 5, 2009, as of December 31, 2008, Barclays Global Investors, NA and its affiliates may be deemed the beneficial owner of 4,808,986 shares of Protective’s common stock, constituting approximately 6.87% of Protective’s outstanding common stock on such date.  Barclays Bank PLC, Long Island International Limited and Barclays Global Investors, NA are affiliates of Barclays Capital Inc., which is a joint book-running manager in the offering of the Notes.

Merrill Lynch, Pierce, Fenner & Smith, Incorporated (an affiliate of Banc of America Securities LLC), Barclays Capital Inc., Wachovia Capital Markets, LLC (an affiliate of Wells Fargo Securities, LLC) and Morgan Keegan & Company, Inc. served as underwriters in Protective’s registered offering of common stock that closed in May 2009.  Additionally, Banc of America Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Morgan Keegan & Company, Inc. and ProEquities, Inc. serve as underwriters in Protective’s registered offering of 8.00% senior notes due 2024.

Additionally, Protective owns fixed income securities of Bank of America Corporation (an affiliate of Banc of America Securities LLC), Barclays PLC (an affiliate of Barclays Capital Inc.), Regions Financial Corporation (an affiliate of Morgan Keegan & Company, Inc.), U.S. Bancorp (an affiliate of U.S. Bancorp Investments, Inc.) and Wells Fargo & Company (an affiliate of Wells Fargo Securities, LLC) with a fair value at June 30, 2009 of approximately $182.4 million, $46.2 million, $39.4 million, $54.5 million and $219.2 million, respectively.  However, approximately $63.2 million in aggregate amount of these securities fund reserves on risks that were ceded at June 30, 2009 by Protective’s subsidiaries to third parties pursuant to modified coinsurance agreements.

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Senior Indenture and is principal paying agent and registrar for the Notes.  The Bank of New York Mellon Trust Company, N.A. also serves as the trustee, registrar and paying agent for certain of Protective’s other outstanding debt.  The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., is a lender under the Credit Facility.  Protective has entered into, and from time to time may continue to enter into, banking and other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

The foregoing description is a summary of the material terms of the Purchase Agreement, Supplemental Indenture No. 12 and Supplemental Indenture No. 13 and is qualified in its entirety by reference to the Purchase Agreement and the other documents relating to this transaction that are attached as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

The documents filed herewith are incorporated by reference into Protective’s Registration Statement on Form S-3, File Number 333-151976.

Exhibit No.	Description

1.1

Purchase Agreement dated October 6, 2009, between Protective, Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I(a) thereto

4.1	Supplemental Indenture No. 12, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture dated June 1, 1994

4.2	Form of 7.375% Senior Note due 2019, included in Exhibit 4.1

4.3	Supplemental Indenture No. 13, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture dated June 1, 1994

4.4	Form of 8.450% Senior Note due 2039, included in Exhibit 4.3

5.1	Opinion of Deborah J. Long, Esq.

12.1	Pro Forma Computation of Ratios of Consolidated Earnings to Fixed Charges

23.1	Consent of Deborah J. Long, Esq. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: October 9, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

1.1

Purchase Agreement dated October 6, 2009, between Protective, Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I(a) thereto

4.1	Supplemental Indenture No. 12, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture dated June 1, 1994

4.2	Form of 7.375% Senior Note due 2019, included in Exhibit 4.1

4.3	Supplemental Indenture No. 13, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture dated June 1, 1994

4.4	Form of 8.450% Senior Note due 2039, included in Exhibit 4.3

5.1	Opinion of Deborah J. Long, Esq.

12.1	Pro Forma Computation of Ratios of Consolidated Earnings to Fixed Charges

23.1	Consent of Deborah J. Long, Esq. (included in Exhibit 5.1)